Exhibit 99.1
PRESS RELEASE
Investor Relations:        Media:
New York: +1 (917) 663 2233     Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. PRESENTS AT THE
CONSUMER ANALYST GROUP OF NEW YORK (CAGNY) CONFERENCE;
INCREASES 2017 FULL-YEAR REPORTED DILUTED EPS GUIDANCE FOR CURRENCY ONLY

NEW YORK, February 22, 2017 -- Philip Morris International Inc.’s (NYSE / Paris Euronext: PM) Chief Financial Officer, Jacek Olczak, addresses investors today at the CAGNY Conference in Boca Raton, Florida.

The presentation and Q&A session are being webcast live, in a listen-only mode, beginning at approximately 3:00 p.m. ET, at www.pmi.com/cagny, and on the PMI Investor Relations App available at www.pmi.com/irapp. An archived copy of the webcast, together with presentation remarks and slides, will be available on the same site and the App. The presentation will provide an overview of the company’s 2016 results and 2017 outlook, as well as its Reduced-Risk Products portfolio, with a primary focus on its heat-not-burn IQOS.

PMI also increases, for currency only, its 2017 full-year reported diluted earnings per share guidance to a range of $4.80 to $4.95, at prevailing exchange rates, versus $4.48 in 2016. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.08 per share for the full-year 2017, compared to unfavorable currency of $0.18 per share when the company provided guidance on February 2, 2017, the reported diluted earnings per share range represents an increase of approximately 9% to 12% versus adjusted diluted earnings per share of $4.48 in 2016. This forecast:

•	reflects net revenue, excluding excise taxes, growth in excess of the company’s current currency-neutral annual growth target range of 4% to 6%;

•	does not include any share repurchases in 2017; and

•	excludes the impact of future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events.

The presentation, related discussion and this release contain statements that, to the extent they do not relate strictly to historical or current facts, constitute "forward-looking statements" within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans, estimates and expectations, and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in the presentation, related discussion and this release include those described under Item 1A. “Risk Factors” in PMI’s Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. PMI does not undertake to publicly update or revise any forward-looking statements, except in the normal course of its public disclosure obligations.

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.